Exhibit 10.9

Execution Version

GUARANTY

GIVEN BY DOMESTIC LOAN PARTIES

GUARANTY (this “Guaranty”), dated as of November 24, 2009, by JohnsonDiversey Holdings, Inc., a Delaware corporation (“Holdings”), and each of the other entities listed on the signature pages hereof or which becomes a party hereto pursuant to Section 22 hereof (each a “Subsidiary Guarantor” and, together with Holdings, collectively, the “Guarantors” and individually a “Guarantor”), in favor of Citibank, N.A. (“CBNA”), as administrative agent for the Secured Parties (in such capacity, the “Administrative Agent”, and together with the other Secured Parties, each, a “Guarantied Party” and, collectively the “Guarantied Parties”). All capitalized term used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement dated as of November 24, 2009 (together with all exhibits and schedules thereto and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among JohnsonDiversey, Inc. (the “Company”), JohnsonDiversey Holdings II B.V. (the “Euro Borrower”), JohnsonDiversey Canada, Inc. (the “Canadian Borrower” and together with the Company and the Euro Borrower, collectively, the “Borrowers”), Holdings, the Lenders party thereto, the Issuers party thereto, CBNA, as administrative agent for the Lenders and the Issuers, General Electric Capital Corporation, Goldman Sachs Lending Partners LLC and JPMorgan Chase Bank, N.A. as co-syndication agents for the Lenders and the Issuers, Citigroup Global Markets Inc., GE Capital Markets, Inc., Goldman Sachs Lending Partners and J.P. Morgan Securities Inc., as joint lead arrangers, and Citigroup Global Markets Inc., GE Capital Markets, Inc., Goldman Sachs Lending Partners LLC and J.P. Morgan Securities Inc., Barclays Capital, HSBC Securities (USA) Inc., Morgan Stanley, Natixis New York Branch, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, RBC Capital Markets and Scotia Capital as joint bookrunning managers, the Lenders and Issuers have severally agreed to make Loans and other extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, Holdings is the shareholder of all but one non-voting share of the Company and each Subsidiary Guarantor is a direct or indirect Subsidiary of the Company and an Affiliate of each other Borrower;

WHEREAS, each Guarantor will receive substantial direct and indirect benefits from the making of the Loans, the issuance of the Letters of Credit and the granting of the other financial accommodations to the Borrowers under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders and the Issuers to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty to the Administrative Agent for the benefit of the Guarantied Parties;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Guaranty.

(a) To induce the Lenders to make the Loans and the Issuers to issue Letters of Credit, each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, jointly with the other Guarantors and severally, as primary obligor and not merely as surety, the full and punctual payment when due and in the currency due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all the Guarantied Obligations (as defined below) of such Guarantor, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, and whether enforceable or unenforceable as against the Borrowers, now or hereafter existing, or due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code or any similar Requirements of Law (such laws, together with the Bankruptcy Code, the “Bankruptcy Laws”), whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment and not of collection.

(b) “Guarantied Obligations” means (i) in the case of the Company, the Obligations of the Canadian Borrower, the Euro Borrower and any other Borrowers from time to time (other than the Company), and (ii) in the case of each other Guarantor, the Obligations of all Borrowers (from time to time).

(c) Each Guarantor further agrees that, if any payment made by any Borrower or any other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Guarantied Party to any Borrower, its estate, trustee, receiver or any other party, including any Guarantor, under any Bankruptcy Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any such Guarantor’s liability hereunder (and any Lien or other Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto this Guaranty shall have been cancelled or surrendered (and if any Lien or other Collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or other Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Guarantor in respect of the amount of such payment (or any Lien or other Collateral securing such obligation).

Section 2. Limitation of Guaranty. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Guarantied Obligations for which any Subsidiary Guarantor shall be liable shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including section 548 of the Bankruptcy Code or any applicable provisions of other Bankruptcy Laws) (collectively, “Fraudulent Transfer Laws”), in each case after giving effect (a) to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor in respect of intercompany Indebtedness to any Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder) and (b) to the value as assets of such Subsidiary Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Subsidiary Guarantor pursuant to (i) applicable law, (ii) Section 3 of this Guaranty or (iii) any other agreement providing for an equitable allocation among such Subsidiary Guarantor and other Subsidiaries or Affiliates of the Company of obligations arising under this Guaranty or other guaranties of the Guarantied Obligations by such parties.

Section 3. Contribution. To the extent that any Subsidiary Guarantor shall be required hereunder to pay a portion of the Guarantied Obligations which shall exceed the greater of (i) the amount of the economic benefit actually received by such Subsidiary Guarantor from the Facilities and (ii) the amount which such Subsidiary Guarantor would otherwise have paid if such Subsidiary Guarantor had paid the aggregate amount of the Guarantied Obligations (excluding the amount thereof repaid by the Borrowers and Holdings) in the same proportion as such Subsidiary Guarantor’s net worth at the date enforcement hereunder is sought bears to the aggregate net worth of all the Subsidiary Guarantors at the date enforcement hereunder is sought, then such Guarantor shall be reimbursed by such other Subsidiary Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Subsidiary Guarantors at the date enforcement hereunder is sought.

Section 4. Authorization; Other Agreements. The Guarantied Parties are hereby authorized, without notice to or demand upon any Guarantor, which notice or demand is expressly waived hereby, and without discharging or otherwise affecting the obligations of any Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to:

(a) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guarantied Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including, without limitation, the other Loan Documents) now or hereafter executed by any Borrower and delivered to the Guarantied Parties or any of them, including, without limitation, any increase or decrease of principal or the rate of interest thereon;

(b) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Guarantied Obligations, or any part thereof, or any other instrument or agreement in respect of the Guarantied Obligations (including the other Loan Documents) now or hereafter executed by any Borrower and delivered to the Guarantied Parties or any of them;

(c) accept partial payments on the Guarantied Obligations;

(d) receive, take and hold additional security or collateral for the payment of the Guarantied Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;

(e) settle, release, compromise, collect or otherwise liquidate the Guarantied Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Guarantied Obligations or any part of them or any other guaranty therefor, in any manner;

(f) add, release or substitute any one or more other guarantors, makers or endorsers of the Guarantied Obligations or any part of them and otherwise deal with the Borrowers or any other guarantor, maker or endorser;

(g) apply to the Guarantied Obligations any and all payments or recoveries from any Borrower, from any other guarantor, maker or endorser of the Guarantied Obligations or any part of them or from any Guarantor to the Guarantied Obligations in such order as provided herein whether such Guarantied Obligations are secured or unsecured or guaranteed or not guaranteed by others;

(h) apply any and all payments or recoveries from any Guarantor of the Guarantied Obligations or sums realized from security furnished by such Guarantor upon its indebtedness or obligations to the Guarantied Parties, or any of them, whether or not such indebtedness or obligations relate to the Guarantied Obligations; and

(i) refund at any time any payment received by any Guarantied Party in respect of any of the Guarantied Obligations, and payment to such Guarantied Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered (or any release or termination of any Collateral by virtue thereof), and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor hereunder in respect of the amount so refunded (and any Collateral so released or terminated shall be reinstated with respect to such obligations);

even if any right of reimbursement or subrogation or other right or remedy of any Guarantor is extinguished, affected or impaired by any of the foregoing (including, without limitation, any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Guarantied Obligations which impairs any subrogation, reimbursement or other right of such Guarantor).

Section 5. Guaranty Absolute and Unconditional. Each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of:

(a) the invalidity or unenforceability of any of the Guarantied Obligations or any agreement or instrument relating thereto, or any security for, or other guaranty of the Guarantied Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations or any part of them;

(b) the absence of any attempt to collect the Guarantied Obligations or any part of them from any Borrower or other action to enforce the same;

(c) failure by any Guarantied Party to take any steps to perfect and maintain any Lien on, or to preserve any rights to, any Collateral;

(d) any Guarantied Party’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any comparable provisions of other Bankruptcy Laws;

(e) any borrowing or grant of a Lien by any Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code or any comparable provisions of other Bankruptcy Laws;

(f) the disallowance, under Section 502 of the Bankruptcy Code or any comparable provisions of other Bankruptcy Laws, of all or any portion of any Guarantied Party’s claim (or claims) for repayment of the Guarantied Obligations;

(g) any use of cash collateral under Section 363 of the Bankruptcy Code or any comparable provisions of other Bankruptcy Laws;

(h) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;

(i) the avoidance of any Lien in favor of the Guarantied Parties or any of them for any reason;

(j) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Borrower, any Guarantor or any of the Company’s other Subsidiaries, including without limitation, any discharge of, or bar or stay against collecting, all or any of the Guarantied Obligations (or any part of them or interest thereon) in or as a result of any such proceeding;

(k) failure by any Guarantied Party to file or enforce a claim against any Borrower or its estate in any bankruptcy or insolvency case or proceeding;

(l) any action taken by any Guarantied Party if such action is authorized hereby;

(m) any election following the occurrence of an Event of Default by any Guarantied Party to proceed separately against the personal property Collateral in accordance with such Guarantied Party’s rights under the UCC (or other applicable legislation) or, if the Collateral consists of both personal and real property, to proceed against such personal and real property in accordance with such Guarantied Party’s rights with respect to such real property;

(n) any change in the corporate existence or structure of any Borrower or any other Loan Party (other than as permitted in the Credit Agreement);

(o) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Guarantor or any other Person against any Guarantied Party;

(p) any Requirement of Law affecting any term of any Guarantor’s obligations under this Guaranty; or

(q) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Guarantied Obligations.

Section 6. Waivers. Each Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Guarantied Obligations or any part of them, and any defense arising by reason of any disability or other defense of any Borrower. Each Guarantor shall not, until the Guarantied Obligations are irrevocably paid in full and the Commitments have been terminated, assert any claim or counterclaim it may have against any Borrower or set off any of its obligations to any Borrower against any obligations of any Borrower to it. In connection with the foregoing, each Guarantor covenants that its obligations hereunder shall not be discharged, except by complete performance.

Section 7. Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrowers and any and all endorsers and/or other guarantors of all or any part of the Guarantied Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guarantied Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Guarantied Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Guarantied Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Guarantied Party shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Guarantied Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to any Guarantor.

Section 8. Waiver of Subrogation and Contribution Rights. Until the Guarantied Obligations have been irrevocably paid in full and the Commitments have been terminated, the Guarantors shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Guarantied Parties or any part of them against any Borrower or any right of reimbursement or contribution or similar right against any Borrower by reason of this Guaranty or by any payment made by any Guarantor in respect of the Guarantied Obligations.

Section 9. Subordination. Each Guarantor hereby agrees that any Indebtedness of any Borrower now or hereafter owing to any Guarantor, whether heretofore, now or hereafter created (the “Guarantor Subordinated Debt”), is hereby subordinated to all of the Guarantied Obligations, and that, except as permitted pursuant to the Credit Agreement, the Guarantor Subordinated Debt shall not be paid in whole or in part until the Guarantied Obligations have been paid in full and this Guaranty is terminated and of no further force or effect. No Guarantor shall accept any payment of or on account of any Guarantor Subordinated Debt at any time in contravention of the foregoing. Upon the occurrence and during the continuance of an Event of Default, each Borrower shall, upon demand, pay to the Administrative Agent any payment of all or any part of the Guarantor Subordinated Debt and any amount so paid to the Administrative Agent shall be applied to payment of the Guarantied Obligations as provided in Section 2.13(g) (Payments and Computations) of the Credit Agreement. Each payment on the Guarantor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by such Guarantor as trustee for the Guarantied Parties and shall be paid over to the Administrative Agent immediately on account of the Guarantied Obligations, but without otherwise affecting in any manner such Guarantor’s liability hereof. Each Guarantor agrees to file all claims against the Borrowers in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Guarantor Subordinated Debt, and the Administrative Agent shall be entitled to all of such Guarantor’s rights thereunder. If for any reason a Guarantor fails to file such claim at least ten Business Days prior to the last date on which such claim is permitted to be filed, such Guarantor hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Guarantor’s name to file such claim or, in the Administrative Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Administrative Agent all of such Guarantor’s rights to any payments or distributions to which such Guarantor otherwise would be entitled. If the amount so paid is greater than such Guarantor’s liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto. In addition, each Guarantor hereby irrevocably appoints the Administrative Agent as its attorney-in-fact to exercise all of such Guarantor’s voting rights with respect to such Guarantor’s Guarantor Subordinated Debt in connection with any bankruptcy proceeding or any plan for the reorganization of any Borrower.

Section 10. Default; Remedies. The obligations of each Guarantor hereunder are independent of and separate from the Guarantied Obligations. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Guarantied Obligations then due, without first proceeding against any Borrower or any other guarantor of the Guarantied Obligations, or against any Collateral under the Loan Documents or joining any Borrower or any other guarantor in any proceeding against any Guarantor.

Section 11. Irrevocability. This Guaranty shall be irrevocable as to any and all of the Guarantied Obligations until the Commitments have been terminated and all monetary Guarantied Obligations then outstanding have been irrevocably repaid in cash, at which time this Guaranty shall automatically be cancelled. Upon such cancellation and at the written request of any Guarantor or its successors or assigns, and at the cost and expense of such Guarantor or its successors or assigns, the Administrative Agent shall execute in a timely manner a satisfaction of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guaranty.

Section 12. Setoff. Upon the occurrence and during the continuance of an Event of Default, each Guarantied Party and each Affiliate of a Guarantied Party may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guarantied Obligations (i) any indebtedness due or to become due from such Guarantied Party or Affiliate to such Guarantor, and (ii) any moneys, credits or other property belonging to such Guarantor, at any time held by or coming into the possession of such Guarantied Party or Affiliate.

Section 13. No Marshalling. Each Guarantor consents and agrees that no Guarantied Party or Person acting for or on behalf of any Guarantied Party shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Guarantied Obligations.

Section 14. Enforcement; Amendments; Waivers. No delay on the part of any Guarantied Party in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any of the other Loan Documents or otherwise with respect to all or any part of the Guarantied Obligations, the Collateral or any other guaranty of or security for all or any part of the Guarantied Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon any Guarantied Party, except as expressly set forth in a writing duly signed and delivered by the party making such modification or waiver. Failure by any Guarantied Party at any time or times hereafter to require strict performance by any Borrower, any Guarantor, any other guarantor of all or any part of the Guarantied Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Loan Documents now or at any time or times hereafter executed by such Persons and delivered to any Guarantied Party shall not waive, affect or diminish any right of any Guarantied Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of any Guarantied Party, or its respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Borrowers or such Guarantor, as applicable, specifying such waiver, and is signed by the party or parties necessary to give such waiver under the Credit Agreement. No waiver of any Event of Default by any Guarantied Party shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by any Guarantied Party permitted hereunder shall in any way affect or impair any Guarantied Party’s rights and remedies or the obligations of any Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by any Borrower to a Guarantied Party shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

Section 15. Successors and Assigns. This Guaranty shall be binding upon each Guarantor and upon the successors and assigns of such Guarantor and shall inure to the benefit of the Guarantied Parties and their respective successors and assigns; all references herein to the Borrowers and to the Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantors and the Borrowers shall include, without limitation, their respective receivers, trustees and debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.

Section 16. Governing Law. This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 17. Submission to Jurisdiction; Service of Process.

(a) Any legal action or proceeding with respect to this Guaranty, and any of the other Loan Documents to which any Guarantor is party, may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(b) Each Guarantor hereby irrevocably designates, appoints and empowers the Company, in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Guaranty or any of the other Loan Documents. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Guarantor in care of the Company at the Company’s address specified in Section 11.9 (Notices, etc.) of the Credit Agreement or at such other address as the Company may specify pursuant to such Section 11.9, and such Guarantor hereby irrevocably authorizes and directs the Company to accept such service on its behalf. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Nothing contained in this Section 17 shall affect the right of the Administrative Agent or any other Guarantied Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against a Guarantor in any other jurisdiction.

(d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars or Euros into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars or Euros, as the case may be, with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

Section 18. Certain Terms. The following rules of interpretation shall apply to this Guaranty: (a) the terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Guaranty as a whole and not to any particular Article, Section, subsection or clause in this Guaranty, (b) unless otherwise indicated, references herein to an Exhibit, Article, Section, subsection or clause refer to the appropriate Exhibit to, or Article, Section, subsection or clause in this Guaranty and (c) the term “including” means “including without limitation” except when used in the computation of time periods.

Section 19. Waiver of Jury Trial. Each of the Administrative Agent, the other Guarantied Parties and each Guarantor irrevocably waives trial by jury in any action or proceeding with respect to this Guaranty and any of the other Loan Documents.

Section 20. Notices. Any notice or other communication herein required or permitted shall be given as provided in Section 11.9 (Notices, etc.) of the Credit Agreement and, in the case of any Guarantor, to such Guarantor in care of the Company.

Section 21. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Section 22. Additional Guarantors. Each of the Guarantors agrees that, if pursuant to Section 7.11(c) (Additional Collateral and Guaranties) of the Credit Agreement the Borrowers shall be required to cause any Material Subsidiary that is a Domestic Subsidiary and is not a Guarantor to become a Guarantor hereunder, or if for any reason the Borrowers desire any such Subsidiary to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Guaranty Supplement in substantially the form of Exhibit A attached hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the Closing Date.

Section 23. Collateral. Each Guarantor hereby acknowledges and agrees that its obligations under this Guaranty are secured pursuant to the terms and provisions of the Collateral Documents executed by it in favor of the Administrative Agent, for the benefit of the Secured Parties, and covenants that it shall not grant any Lien with respect to its property in favor, or for the benefit, of any Person other than the Administrative Agent, for the benefit of the Secured Parties except as expressly permitted by the terms of the Credit Agreement.

Section 24. Waiver. Each Guarantor hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damage in any legal action or proceeding in respect of this Guaranty or any of the other Loan Documents.

Section 25. Execution in Counterparts This Guaranty may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart hereof by telecopy shall be effective as delivery of a manually executed counterpart hereof.

Section 26. Entire Agreement. This Guaranty, taken together with all of the other Loan Documents executed and delivered by the Guarantors, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, this Guaranty has been duly executed on the date first set forth above.

JOHNSONDIVERSEY, INC.
JOHNSON DIVERSEY HOLDINGS, INC.
JD POLYMER. LLC, each as a Guarantor

By:	/s/ Scott D. Russell
	Name:	Scott D. Russell
	Title:	In the capacities listed on Schedule 1

INTEGRATED SANITATION MANAGEMENT, INC.
JDI CEE HOLDINGS, INC.
JOHNSON DIVERSEY PUERTO RICO, INC.
JOHNSON DIVERSEY SHAREHOLDINGS, INC.
JOHNSON WAX DIVERSEY SHAREHOLDINGS, INC.
PROFESSIONAL SHAREHOLDINGS, INC.
JDI HOLDINGS, INC.
DUBOIS INTERNATIONAL, INC., each as a Guarantor

By:	/s/ Andrew J. Warren
	Name:	Andrew J. Warren
	Title:	In the capacities listed on Schedule 2

AUTO - C, LLC
THE BUTCHER COMPANY
JWP INVESTMENTS, INC., each as a Guarantor

By:	/s/ Jeffrey M. Haufschild
	Name:	Jeffrey M. Haufschild
	Title:	In the capacities listed on Schedule 3

[SIGNATURE PAGE TO GUARANTY BY DOMESTIC LOAN PARTIES]

SCHEDULE 1

JURISDICTION	GUARANTOR	CAPACITY OF SCOTT D. RUSSELL

Delaware	JohnsonDiversey, Inc.	Senior Vice President, General Counsel and Secretary

Delaware	JohnsonDiversey Holdings, Inc.	Senior Vice President, General Counsel and Secretary

Wisconsin	JD Polymer, LLC	President

[SCHEDULE 1 TO SIGNATURE PAGE TO DOMESTIC GUARANTY]

SCHEDULE 2

JURISDICTION	GUARANTOR	CAPACITY OF ANDREW J. WARREN

Delaware	Integrated Sanitation Management, Inc.	Vice President and Treasurer

Delaware	JDI CEE Holdings, Inc.	Vice President and Treasurer

Delaware	Johnson Diversey Puerto Rico, Inc.	Vice President and Treasurer

Delaware	Johnson Diversey Shareholdings, Inc.	Vice President and Treasurer

Delaware	Johnson Wax Diversey Shareholdings, Inc.	Vice President and Treasurer

Delaware	Professional Shareholdings, Inc.	Vice President and Treasurer

Nevada	JDI Holdings, Inc.	Vice President and Secretary

Ohio	DuBois International, Inc.	Assistant Secretary

[SCHEDULE 2 TO SIGNATURE PAGE TO DOMESTIC GUARANTY]

SCHEDULE 3

JURISDICTION	GUARANTOR	CAPACITY OF JEFFREY M. HAUFSCHILD

Delaware	Auto-C, LLC	Assistant Treasurer

Delaware	The Butcher Company	Assistant Treasurer

Nevada	JWP Investments, Inc.	Treasurer

[SIGNATURE PAGE TO GUARANTY BY DOMESTIC LOAN PARTIES]

ACKNOWLEDGED and AGREED to as of the date first above written:

CITIBANK, N.A.,
as Administrative Agent

By:	/s/ David Leland
	Name:	David Leland
	Title:	Vice President

[SIGNATURE PAGE TO GUARANTY BY DOMESTIC LOAN PARTIES]

EXHIBIT A

GUARANTY SUPPLEMENT

The undersigned hereby agrees to be bound as a Guarantor for purposes of the Guaranty dated as of November 24, 2009 (the “Guaranty”), among JohnsonDiversey Holdings, Inc., (“Holdings”) and certain Subsidiaries of Holdings listed on the signature pages thereof and acknowledged by Citibank, N.A., as Administrative Agent, and the undersigned hereby acknowledges receipt of a copy of the Guaranty. Capitalized terms used herein but not defined herein are used with the meanings given them in the Guaranty.

Agreed to this      day of                     ,     .

[NAME OF SUBSIDIARY GUARANTOR]

By:
Name:
Title:

Acknowledged and agreed to

as of the date set forth above:

CITIBANK, N.A.,
as Administrative Agent

By:
Name:
Title: